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                                                    Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------


                              APPLERA CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


           Delaware                                             06-1534213
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                           Identification Number)

                                 301 MERRITT 7
                        NORWALK, CONNECTICUT 06851-1070
          (Address of Principal Executive Offices, including Zip Code)

                               ------------------

                   APPLERA CORPORATION/CELERA GENOMICS GROUP
                           1999 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                               ------------------

                                WILLIAM B. SAWCH
                   Senior Vice President and General Counsel
                              APPLERA CORPORATION
                                 301 Merritt 7
                        Norwalk, Connecticut 06851-1070
                                 (203) 840-2000
           (Name, Address, and Telephone Number of Agent for Service)



                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                                 Proposed
                                                Amount to be      Maximum       Proposed Maximum
                                                Registered    Offering Price   Aggregate Offering      Amount of
  Title of Securities to be Registered            (1)(2)       Per Share (3)        Price (3)      Registration Fee
---------------------------------------------------------------------------------------------------------------------
Applera Corporation - Celera Genomics             1,500,000       $9.80            $14,700,000          $1,353
  Group Common Stock, par value $.01 per
  share (2)
=====================================================================================================================

1. Together with an indeterminate number of additional shares that may be issued to adjust the number of shares reserved for issuance pursuant to the Applera Corporation/Celera Genomics Group 1999 Stock Incentive Plan as the result of any future stock split, stock dividend, or similar adjustment to the Applera Corporation - Celera Genomics Group Common Stock (the "Applera - Celera Stock").
2. This Registration Statement also includes rights to purchase Series B Participating Junior Preferred Stock, par value $.01 per share, of the Registrant (the "Rights"). Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for Applera - Celera Stock, and will be transferred along with and only with such securities. Thereafter, separate Rights certificates will be issued representing one Right for each share of Applera - Celera Stock held, subject to adjustment pursuant to anti-dilution provisions.
3. Pursuant to Rule 457(h)(1) and Rule 457(c), the proposed maximum offering price per share and the registration fee are based on the reported average of the high and low prices for the Applera - Celera Stock on the New York Stock Exchange on December 10, 2002. The maximum offering price per share is estimated solely for purposes of calculating the registration fee.

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

         The contents of the Registration Statement on Form S-8 filed by Applera Corporation (formerly PE Corporation) (the "Company") (File No. 333-82677) on July 12, 1999, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, are hereby incorporated by reference in this Registration Statement.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.  Interests of Named Experts and Counsel.

         Legal matters in connection with the shares of Applera - Celera Stock subject to issuance pursuant to the Applera Corporation/Celera Genomics Group 1999 Stock Incentive Plan have been passed upon by Thomas P. Livingston, Esq., Secretary of the Company. Mr. Livingston owns Applera - Celera Stock and options to purchase Applera - Celera Stock with an aggregate value in excess of $50,000.

Item 8.    Exhibits.

         The following exhibits are filed as part of this Registration
Statement:

Exhibit 3.1 Restated Certificate of Incorporation of Applera Corporation (incorporated by reference to Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2000 (Commission File No. 1-4389)).

Exhibit 3.2       Bylaws of Applera Corporation (incorporated by reference to
                  Exhibit 3.2 to the Company's Registration Statement on Form S-4 (No. 333-67797)).

Exhibit 3.3 Certificate of Designations of Series A Participating Junior Preferred Stock and Series B Participating Junior Preferred Stock (incorporated by reference to Exhibit A to Exhibit 4.1 to the Company's Registration Statement on Form S-4 (No. 333-67797)).

Exhibit 4.1 Stockholder Protection Rights Agreement dated as of April 28, 1999, between Applera Corporation and BankBoston N.A. (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-4 (Commission File No. 333-67797)).

Exhibit 4.2 Amendment to Rights Agreement dated as of April 17, 2002, among BankBoston, N.A., EquiServe Trust Company, N.A., and the Company (incorporated by reference to Exhibit 4.2 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002 (Commission file number 1-4389)).


                                       2
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Exhibit 5         Opinion of Thomas P. Livingston, Esq. (including consent).

Exhibit 10.1 Applera Corporation/Celera Genomics Group 1999 Stock Incentive Plan, as amended October 17, 2002 (incorporated by reference to Appendix C to Schedule 14A, filed September 6, 2002, containing the Company's definitive Proxy Statement for its 2002 Annual Meeting of Stockholders (Commission file number 1-4389)).

Exhibit 23.1      Consent of PricewaterhouseCoopers LLP.

Exhibit 23.2      Consent of Thomas P. Livingston, Esq. (included in Exhibit 5).

Exhibit 24        Power of Attorney (contained on the signature pages hereof).


                                       3
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on December 13, 2002.

                                             APPLERA CORPORATION


                                             By: /s/ William B. Sawch
                                                 -------------------------------
                                                 William B. Sawch
                                                 Senior Vice President and
                                                 General Counsel


                               POWER OF ATTORNEY


         We, the undersigned directors and officers of the Company, do hereby constitute and appoint Dennis L. Winger and William B. Sawch, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  /s/ Tony L. White                      Chairman of the Board,                 December 13, 2002
----------------------------------       President and
Tony L. White                            Chief Executive Officer
                                         (Principal Executive Officer)



                                       4
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
  /s/ Dennis L. Winger                   Senior Vice President and              December 13, 2002
----------------------------------       Chief Financial Officer
Dennis L. Winger                         (Principal Financial Officer)


  /s/ Vikram Jog                         Controller                             December 13, 2002
----------------------------------       (Principal Accounting Officer)
Vikram Jog


  /s/ Richard H. Ayers                   Director                               December 13, 2002
----------------------------------
Richard H. Ayers


  /s/ Jean-Luc Belingard                 Director                               December 13, 2002
----------------------------------
Jean-Luc Belingard


  /s/ Robert H. Hayes                    Director                               December 13, 2002
----------------------------------
Robert H. Hayes


  /s/ Arnold J. Levine                   Director                               December 13, 2002
----------------------------------
Arnold J. Levine


  /s/ Theodore E. Martin                 Director                               December 13, 2002
----------------------------------
Theodore E. Martin


  /s/ Carolyn W. Slayman                 Director                               December 13, 2002
----------------------------------
Carolyn W. Slayman


  /s/ Orin R. Smith                      Director                               December 13, 2002
----------------------------------
Orin R. Smith


  /s/ Georges C. St. Laurent, Jr.        Director                               December 13, 2002
----------------------------------
Georges C. St. Laurent, Jr.


  /s/ James R. Tobin                     Director                               December 13, 2002
----------------------------------
James R. Tobin


                                       5
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                                 EXHIBIT INDEX


Exhibit No.                          Description
-----------                          -----------

Exhibit 5         Opinion of Thomas P. Livingston, Esq. (including consent).

Exhibit 23.1      Consent of PricewaterhouseCoopers LLP.

Exhibit 23.2      Consent of Thomas P. Livingston, Esq. (included in Exhibit 5).

Exhibit 24        Power of Attorney (contained on the signature pages hereof).